UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 4, 2007

COINSTAR, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-22555	94-3156448
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1800 – 114th Avenue SE

BELLEVUE, WA 98004

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (425) 943-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the 2007 Annual Meeting of Stockholders of Coinstar, Inc. (“Coinstar”) held on June 4, 2007, the stockholders of Coinstar approved an amendment to the Coinstar, Inc. 1997 Amended and Restated Equity Incentive Plan (the “1997 Plan”) to increase the number of shares authorized for issuance under the 1997 Plan by an additional 600,000 shares. The total number of shares authorized for issuance under the 1997 Plan was increased from 7,517,274 to 8,117,274.

Item 8.01	Other Events.

At our Annual Meeting of Stockholders held on June 4, 2007, the following actions were taken:

1. Election of Directors.

	For	Withheld
Keith D. Grinstein	24,053,735	2,433,420
Ronald B. Woodard	25,716,314	770,841

2. To approve an amendment to the Coinstar, Inc. 1997 Amended and Restated Equity Incentive Plan (the “1997 Plan”) to increase the number of shares authorized for issuance under the 1997 Plan by an additional 600,000 shares.

For	Against	Abstain	Broker Non-Votes
18,180,718	4,893,955	13,321	3,399,161

3. To ratify the appointment of KPMG LLP as independent registered public accounting firm of Coinstar for the fiscal year ending December 31, 2007.

For	Against	Abstain
26,373,990	103,708	9,457

Item 9.01	Financial Statement and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Coinstar, Inc. 1997 Amended and Restated Equity Incentive Plan (incorporated by reference to Appendix A to the definitive proxy statement filed by Coinstar on April 27, 2007)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COINSTAR, INC.

	By:	/s/ David W. Cole
Date: June 8, 2007		David W. Cole
Chief Executive Officer

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INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Coinstar, Inc. 1997 Amended and Restated Equity Incentive Plan (incorporated by reference to Appendix A to the definitive proxy statement filed by Coinstar on April 27, 2007)

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